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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                          C U R R E N T  R E P O R T


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)     August 23, 1995
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                            ROADWAY SERVICES, INC.
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            (Exact name of registrant as specified in its charter)



        Ohio                          0-10716                   34-1365496
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(State or other jurisdiction  (Commission File Number)       (I.R.S. Employer
 of incorporation)                                          Identification No.)



1077 Gorge Boulevard, P.O. Box 88, Akron, Ohio                44309-0088
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(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code       (216) 384-8184
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_______________________________________________________________________________
        (Former name or former address, if changed since last report.)
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Roadway Services, Inc.                                                 Form 8-K



                         INFORMATION REQUIRED IN REPORT
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Item 5.  Other Materially Important Events
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On August 23, 1995, the Board of Directors of the registrant, Roadway Services,
Inc. (RSI) announced a plan to spin off Roadway Express, Inc., its largest subsidiary, to create two separate, publicly traded companies providing a broad range of transportation services. The plan, which will be submitted to shareholders for approval, is subject to a favorable determination from the Internal Revenue Service as to the tax-free nature of the transaction or, at the option of the RSI Board, to receipt of an opinion from independent tax counsel. The process is expected to take four to six months to complete. In the interim, Roadway Express will continue to operate and be supported as a subsidiary of the registrant.

The board also announced that Daniel J. Sullivan, currently president and chief operating officer, has been elected chief executive officer, effective immediately, succeeding Joseph M. Clapp in that position. Mr. Clapp, who has headed the company since 1987, and who plans to retire in 1996, will remain as chairman of the board.

Under the proposed spinoff, stock in Roadway Express will be distributed directly to the registrant's shareholders. The "new" RSI -- less Roadway Express -- will include all of the registrant's other current subsidiaries and will continue to trade on the NASDAQ stock market.

The plan approved by RSI's board is the result of work by a special team formed in June and led by Michael Wickham, who will continue to lead Roadway Express as president after the spinoff. The team's objective was to develop the future strategy for Roadway Express for the long term.

In developing its strategic plan, the Roadway Express management team examined the rapidly changing transportation marketplace, in which, among other things, traditional distinctions between regional and national LTL and small package carriers have become blurred. The result has been an overlap of service offerings within the Roadway Services group of companies and the inability of Roadway Express to pursue what its management thinks may be profitable activities without concern for conflict with positioning of other RSI carriers. Roadway Express management concluded that its conflicts with RSI could be resolved most effectively, and perhaps only, by Roadway Express becoming independent of Roadway Services. In that regard and in response to concerns of the Roadway Express employees as to the future profitability of their company, Roadway Express will provide its employees an opportunity to earn a significant amount of stock through equity incentives. Roadway Express management determined that the goal of providing appropriate incentives for employees requires that the Company become independent. Therefore, the Roadway Express management team recommended that Roadway Express be spun off from the registrant, free to pursue its own strategy in response to
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the needs of its customers. The registrant's board of directors, in conjunction with independent financial advisers, Goldman Sachs, concurred that the plan would benefit both RSI and Roadway Express.

Besides recommending independence, the planning team proposed significant restructuring of operations to improve efficiency and cost reduction and thus profitability; as well as a new marketing strategy based on focused differentiation. It is anticipated that Roadway Express will be free of long term debt when spun off and also that future capital requirements will be modest.

The "new" RSI will have the following operating companies: Roadway Package System (RPS); Roadway Global Air (RGA); the Roadway Regional Group; Roadway Logistics Systems (ROLS); and Roberts Express.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                                ROADWAY SERVICES, INC.
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                                                      REGISTRANT

                                            John M. Glenn
                                        By __________________________________
                                           John M. Glenn
                                           Vice President and General Counsel

DATED:  September 6, 1995